Exhibit 2.1

CERTIFICATE OF FORMATION
OF

WHIMSY PROPERTIES LLC

A Delaware Series Limited Liability Company

First: The name of the limited liability company is: Whimsy Properties LLC

Second: Its registered office in the State of Delaware is located at 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

Third: The limited liability company is established pursuant to the Delaware Limited Liability Company Act (the "Act") and, pursuant to Section 18-215 or Section 18-218 of that Act, may establish separate and distinct series of members, managers, and interests, each having separate rights, powers or duties with respect to specified property or obligations of the limited liability company or profits and losses associated with specified property or obligations. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the limited liability company generally or any other series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the limited liability company generally or any other series thereof shall be enforceable against the assets of such series. These series may be established as "protected series" or "registered series" as such terms are used in the Act.

IN WITNESS WHEREOF, the undersigned, being fully authorized to execute and file this document has signed below and executed this Certificate of Formation on this January 30, 2024.

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:56 PM 02/01/2024
FILED 01:56 PM 02/01/2024
SR 20240324677 - File Number 3036442

CERTIFICATE OF FORMATION
OF

WHIMSY PROPERTIES LLC

A Delaware Series Limited Liability Company

First: The name of the limited liability company is: Whimsy Properties LLC

Second: Its registered office in the State of Delaware is located at 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

Third: The limited liability company is established pursuant to the Delaware Limited Liability Company Act (the "Act") and, pursuant to Section 18-215 or Section 18-218 of that Act, may establish separate and distinct series of members, managers, and interests, each having separate rights, powers or duties with respect to specified property or obligations of the limited liability company or profits and losses associated with specified property or obligations. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the limited liability company generally or any other series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the limited liability company generally or any other series thereof shall be enforceable against the assets of such series. These series may be established as "protected series" or "registered series" as such terms are used in the Act.

IN WITNESS WHEREOF, the undersigned, being fully authorized to execute and file this document has signed below and executed this Certificate of Formation on this January 30, 2024.

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:56 PM 02/01/2024
FILED 01:56 PM 02/01/2024
SR 20240324677 - File Number 3036442